GLJ Petroleum Consultants

Principal Officers:
Harry Jung, P. Eng.
President, C.E.O.
Dana B. Laustsen, P. Eng.
Executive V.P., C.O.O.
Keith M. Braaten, P. Eng.
Executive V.P.

Officers / Vice Presidents:
Terry L. Aarsby, P. Eng.
Jodi L. Anhorn, P. Eng.
Leonard L. Herchen, P. Eng.
Myron J. Hladyshevsky, P. Eng.
Bryan M. Joa, P. Eng.
Mark Jobin, P. Geol.
John E. Keith, P. Eng.
John H. Stilling, P. Eng.
Douglas R. Sutton, P. Eng.
James H. Willmon, P. Eng.

LETTER OF CONSENT

TO: The United States Securities and Exchange Commission

Re: Dejour Energy Inc. (the "Company") – The Company's Annual Report for the year ended December 31, 2010, as filed with the Securities and Exchange Commission on June 30, 2011 (the "Form 20-F") the Company's Registration Statement on Form F-3 and the Company's Form S-8 Registration Statement

Dear Sirs/Mesdames:

GLJ Petroleum Consultants (GLJ) is a firm of independent geological and petroleum engineering consultants of Calgary, Alberta, Canada.

GLJ authored the report entitled "Reserves Assessment and Evaluation of Canadian Oil and Gas Properties", dated March 22, 2011, effective December 31, 2010 (the "Technical Report") for Dejour Energy (Alberta) Inc. (the "Company"), portions of which are summarized in the Company's Annual Report on Form 20-F for the year ended December 31, 2010, as filed with the United States Securities and Exchange Commission (SEC) on June 30, 2011 (the "Form 20-F").

The undersigned hereby consents to the inclusion of information derived from the Technical Report within the Form 20-F and to the incorporation by reference in the Company's Form F-3 Registration Statement filed with the SEC on October 26, 2009 (File No. 333-162677) and the Company's Form S-8 Registration Statement filed with the SEC on January 16, 2009 (File No. 333-156772) and the reference to the undersigned's name included with such information, as set forth in the Form 20-F

Yours truly,

GLJ PETROLEUM CONSULTANTS LTD.

"Originally Signed by"

John E. Keith, P. Eng.
Vice President

Dated: June 30, 2011
Calgary, Alberta
CANADA